Exhibit 1
State of New York,
Banking Department
     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled “CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law,” dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 25th day of September in the Year of our Lord one thousand nine hundred and ninety-eight.

/s/ Manuel Kursky
Deputy Superintendent of Banks

RESTATED
ORGANIZATION
CERTIFICATE
OF
BANKERS TRUST COMPANY

Under Section 8007
Of the Banking Law

Bankers Trust Company
1301 6th Avenue, 8th Floor
New York, N.Y. 10019
Counterpart Filed in the Office of the Superintendent of Banks, State of New York, August 31, 1998

RESTATED ORGANIZATION CERTIFICATE
OF
BANKERS TRUST
Under Section 8007 of the Banking Law

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:
     1. The name of the corporation is Bankers Trust Company.
     2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.
     3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:
“Certificate of Organization
of
Bankers Trust Company”
     Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:
     I. The name by which the said corporation shall be known is Bankers Trust Company.
     II. The place where its business is to be transacted is the City of New York, in the State of New York.
     III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.
     (a) Common Stock
     1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.
     2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

     3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.
     4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.
     (b) Series Preferred Stock
     1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:
     (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;
     (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;
     (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;
     (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;
     (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;
     (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and
     (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.
     All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to (vii) inclusive above.
     2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.
     All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.
     3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.
     4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.
     5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.
     6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

     (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)
     1. Designation: The distinctive designation of the series established hereby shall be “Floating Rate Non-Cumulative Preferred Stock, Series A” (hereinafter called “Series A Preferred Stock”).
     2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.
     3. Dividends:
     (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the “Issue Date”) and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year (“Dividend Payment Date”) commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a “Dividend Period”. If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.
     (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the “Dividend Rate”) shall be determined on the basis of the following provisions:
     (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.
     (ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.
     (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term “Dividend Determination Date” shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term “London Business Day” shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.
     So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.
     The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.
     5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the “liquidation value”) together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.
     6. Redemption: Subject to the provisions of section (b) of this Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.
     At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.
     In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.
     IV. The name, residence and post office address of each member of the corporation are as follows:

Name	Residence	Post Office Address

James A. Blair	9 West 50th Street, Manhattan, New York City	33 Wall Street, Manhattan, New York City

James G. Cannon	72 East 54th Street, Manhattan New York City	14 Nassau Street, Manhattan, New York City

E. C. Converse	3 East 78th Street, Manhattan, New York City	139 Broadway, Manhattan, New York City

Henry P. Davison	Englewood, New Jersey	2 Wall Street, Manhattan, New York City

Granville W. Garth	160 West 57th Street, Manhattan, New York City	33 Wall Street Manhattan, New York City

A. Barton Hepburn	205 West 57th Street Manhattan, New York City	83 Cedar Street Manhattan, New York City

William Logan	Montclair, New Jersey	13 Nassau Street Manhattan, New York City

George W. Perkins	Riverdale, New York	23 Wall Street, Manhattan, New York City

William H. Porter	56 East 67th Street Manhattan, New York City	270 Broadway, Manhattan, New York City

John F. Thompson	Newark, New Jersey	143 Liberty Street, Manhattan, New York City

Albert H. Wiggin	42 West 49th Street, Manhattan, New York City	214 Broadway, Manhattan, New York City

Samuel Woolverton	Mount Vernon, New York	34 Wall Street, Manhattan, New York City

Edward F.C. Young	85 Glenwood Avenue, Jersey City, New Jersey	1 Exchange Place, Jersey City, New Jersey
     V. The existence of the corporation shall be perpetual.
     VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

     VII. The number of directors of the corporation shall not be less than 10 nor more than 25.”
     4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.
     IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

/s/ James T. Byrne, Jr.
James T. Byrne, Jr.
Managing Director and Secretary

/s/ Lea Lahtinen
Lea Lahtinen
Vice President and Assistant Secretary

State of New York	)
	)	ss:
County of New York	)
     Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

/s/ Lea Lahtinen
Lea Lahtinen

Sworn to before me this
6th day of August, 1998.

Sandra L. West
Notary Public

SANDRA L. WEST
Notary Public State of New York
No. 31-4942101
Qualified in New York County
Commission Expires September 19, 1998

State of New York,
Banking Department
     I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled “RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8007 of the Banking Law,” dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.
Witness, my hand and official seal of the Banking Department at the City of New York, this 31st day of August in the Year of our Lord one thousand nine hundred and ninety-eight.

/s/ Manuel Kursky
Deputy Superintendent of Banks

CERTIFICATE OF AMENDMENT
OF THE
ORGANIZATION CERTIFICATE
OF BANKERS TRUST
Under Section 8005 of the Banking Law

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:
     1. The name of the corporation is Bankers Trust Company.
     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.
     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.
     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:
“III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.”
is hereby amended to read as follows:
“III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.”

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.
     IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998

/s/ James T. Byrne, Jr.
James T. Byrne, Jr.
Managing Director and Secretary

/s/ Lea Lahtinen
Lea Lahtinen
Vice President and Assistant Secretary

State of New York	)
	)	ss:
County of New York	)
     Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

/s/ Lea Lahtinen
Lea Lahtinen

Sworn to before me this 25th day of September, 1998

/s/ Sandra L. West
Notary Public
SANDRA L. WEST Notary Public State of New York No. 31-4942101 Qualified in New York County Commission Expires September 19, 2000

State of New York,
Banking Department
     I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled “CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law,” dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of December in the Year of our Lord one thousand nine hundred and ninety-eight.

/s/ P. Vincent Conlon
Deputy Superintendent of Banks

CERTIFICATE OF AMENDMENT
OF THE
ORGANIZATION CERTIFICATE
OF BANKERS TRUST
Under Section 8005 of the Banking Law

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:
     1. The name of the corporation is Bankers Trust Company.
     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.
     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.
     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:
“III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.”
is hereby amended to read as follows:
“III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.”

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.
     IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998

/s/ James T. Byrne, Jr.
James T. Byrne, Jr.
Managing Director and Secretary

/s/ Lea Lahtinen
Lea Lahtinen
Vice President and Assistant Secretary

State of New York	)
	)	ss:
County of New York	)
     Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

/s/Lea Lahtinen
Lea Lahtinen

Sworn to before me this 16th day of December, 1998

/s/ Sandra L. West
Notary Public
SANDRA L. WEST Notary Public State of New York No. 31-4942101 Qualified in New York County Commission Expires September 19, 2000

BANKERS TRUST COMPANY
ASSISTANT SECRETARY’S CERTIFICATE
I, Lea Lahtinen, Vice President and Assistant Secretary of Bankers Trust Company, a corporation duly organized and existing under the laws of the State of New York, the United States of America, do hereby certify that attached copy of the Certificate of Amendment of the Organization Certificate of Bankers Trust Company, dated February 27, 2002, providing for a change of name of Bankers Trust Company to Deutsche Bank Trust Company Americas and approved by the New York State Banking Department on March 14, 2002 to effective on April 15, 2002, is a true and correct copy of the original Certificate of Amendment of the Organization Certificate of Bankers Trust Company on file in the Banking Department, State of New York.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Bankers Trust Company this 4th day of April, 2002.
[SEAL]

/s/ Lea Lahtinen
Lea Lahtinen, Vice President and Assistant Secretary
Bankers Trust Company

State of New York	)
	)	ss.:
County of New York	)
On the 4th day of April in the year 2002 before me, the undersigned, a Notary Public in and for said state, personally appeared Lea Lahtinen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

/s/ Sonja K. Olsen
Notary Public

SONJA K. OLSEN Notary Public, State of New York No. 01OL4974457 Qualified in New York County Commission Expires November 13, 2002

State of New York,
Banking Department
I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled “CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY under Section 8005 of the Banking Law” dated February 27, 2002, providing for a change of name of BANKERS TRUST COMPANY to DEUTSCHE BANK TRUST COMPANY AMERICAS.
Witness, my hand and official seal of the Banking Department at the City of New York, this 14th day of March two thousand and two.

/s/ P. Vincent Conlon
Deputy Superintendent of Banks

CERTIFICATE OF AMENDMENT
OF THE
ORGANIZATION CERTIFICATE
OF
BANKERS TRUST COMPANY
Under Section 8005 of the Banking Law

We, James T. Byrne Jr., and Lea Lahtinen, being respectively the Secretary, and Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:
1. The name of corporation is Bankers Trust Company.
2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th day of March, 1903.
3. Pursuant to Section 8005 of the Banking Law, attached hereto as Exhibit A is a certificate issued by the State of New York, Banking Department listing all of the amendments to the Organization Certificate of Bankers Trust Company since its organization that have been filed in the Office of the Superintendent of Banks.
4. The organization certificate as heretofore amended is hereby amended to change the name of Bankers Trust Company to Deutsche Bank Trust Company Americas to be effective on April 15, 2002.
5. The first paragraph number 1 of the organization of Bankers Trust Company with the reference to the name of the Bankers Trust Company, which reads as follows:
          “1. The name of the corporation is Bankers Trust Company.”
is hereby amended to read as follows effective on April 15, 2002:
          “1. The name of the corporation is Deutsche Bank Trust Company Americas.”

6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.
IN WITNESS WHEREOF, we have made and subscribed this certificate this 27th day of February, 2002.

/s/ James T. Byrne Jr.
James T. Byrne Jr.
Secretary

/s/ Lea Lahtinen
Lea Lahtinen
Vice President and Assistant Secretary

State of New York	)
	)	ss.:
County of New York	)
Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant
Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.

/s/ Lea Lahtinen
Lea Lahtinen

Sworn to before me this 27th day of February, 2002
/s/ Sandra L. West
Notary Public
SANDRA L. WEST Notary Public, State of New York No. 01WE4942401 Qualified in New York County Commission Expires September 19, 2002

EXHIBIT A
State of New York
Banking Department
I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY CERTIFY:
THAT, the records in the Office of the Superintendent of Banks indicate that BANKERS TRUST COMPANY is a corporation duly organized and existing under the laws of the State of New York as a trust company, pursuant to Article III of the Banking Law; and
THAT, the Organization Certificate of BANKERS TRUST COMPANY was filed in the Office of the Superintendent of Banks on March 5, 1903, and such corporation was authorized to commence business on March 24, 1903; and
THAT, the following amendments to its Organization Certificate have been filed in the Office of the Superintendent of Banks as of the dates specified:
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on January 14, 1905
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on August 4, 1909
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on February 1, 1911
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on June 17, 1911
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on August 8, 1911
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on August 8, 1911
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on March 21, 1912
Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors — filed on January 15, 1915

Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors — filed on December 18, 1916
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on April 20, 1917
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on April 20, 1917
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on December 28, 1918
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on December 4, 1919
Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors — filed on January 15, 1926
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on June 12, 1928
Certificate of Amendment of Certificate of Incorporation providing for a change in shares — filed on April 4, 1929
Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors — filed on January 11, 1934
Certificate of Extension to perpetual — filed on January 13, 1941
Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors — filed on January 13, 1941
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on December 11, 1944
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed January 30, 1953
Restated Certificate of Incorporation — filed November 6, 1953
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on April 8, 1955

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on February 1, 1960
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on July 14, 1960
Certificate of Amendment of Certificate of Incorporation providing for a change in shares — filed on September 30, 1960
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on January 26, 1962
Certificate of Amendment of Certificate of Incorporation providing for a change in shares — filed on September 9, 1963
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on February 7, 1964
Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock — filed on February 24, 1965
Certificate of Amendment of the Organization Certificate providing for a decrease in capital stock — filed January 24, 1967
Restated Organization Certificate — filed June 1, 1971
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed October 29, 1976
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 22, 1977
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed August 5, 1980
Restated Organization Certificate — filed July 1, 1982
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 27, 1984
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed September 18, 1986

Certificate of Amendment of the Organization Certificate providing for a minimum and maximum number of directors — filed January 22, 1990
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed June 28, 1990
Restated Organization Certificate — filed August 20, 1990
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed June 26, 1992
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed March 28, 1994
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed June 23, 1995
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 27, 1995
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed March 21, 1996
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 27, 1996
Certificate of Amendment to the Organization Certificate providing for an increase in capital stock — filed June 27, 1997
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed September 26, 1997
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 29, 1997
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed March 26, 1998
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed June 23, 1998

Restated Organization Certificate — filed August 31, 1998
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed September 25, 1998
Certificate of Amendment of the Organization Certificate providing for an increase in capital stock — filed December 18, 1998; and
Certificate of Amendment of the Organization Certificate providing for a change in the number of directors — filed September 3, 1999; and
THAT, no amendments to its Restated Organization Certificate have been filed in the Office of the Superintendent of Banks except those set forth above; and attached hereto; and
I DO FURTHER CERTIFY THAT, BANKERS TRUST COMPANY is validly existing as a banking organization with its principal office and place of business located at 130 Liberty Street, New York, New York.
WITNESS, my hand and official seal of the Banking Department at the City of New York this 16th day of October in the Year Two Thousand and One.

/s/ P. Vincent Conlon
Deputy Superintendent of Banks